UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BOXABL INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

NOTICE OF ACTION

TAKEN BY WRITTEN

CONSENT OF

STOCKHOLDERS

November 4, 2024

Dear Stockholders:

This Notice and the enclosed Information Statement are being furnished by the Board of Directors (the “Board”) of BOXABL Inc., a Nevada corporation (“BOXABL” or the “Company”), to holders of record of the Company’s common stock, $0.00001 par value (the “Common Stock”). Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the purpose of this Information Statement is to inform those holders of the Company’s Common Stock (the “Common Stockholders”), which have all voting rights of the Company, that the Board recommended as being in the Company’s best interest a resolution to terminate the Fifth Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), and such termination was approved by a vote of the holders of record of the Common Stock as of November 1, 2024 (the “Record Date”), undertaken by Paolo Tiramani, Galiano Tiramani, the Paolo Tiramani 2020 Family Gift Trust, and the Galiano Tiramani 2020 Family Gift Trust, who together own more than 60% of the Company’s voting power (the “Consenting Stockholders”), taken by written consent on November 1, 2024 (the “Written Consent”), to terminate the Stockholders Agreement in accordance with its terms.

As of the close of business on the Record Date, the Company had 3,000,000,000 issued and outstanding shares of Common Stock, excluding any shares that may be issued under currently issued and outstanding options, restricted stock units, warrants, or under the Amended and Restated Stock Incentive Plan. As of the Record Date, the Consenting Stockholders beneficially owned approximately 99.8% of the Company’s Common Stock.

The Written Consent constitutes the only stockholder approval required to terminate the Stockholders Agreement under the Nevada Revised Statutes (“NRS”), the Company’s Sixth Amended and Restated Articles of Incorporation, the Company’s Bylaws, and the Stockholders Agreement. The Board is not soliciting your proxy or consent in connection with the election of directors or the above corporate actions, and no proxies or other consents have been or will be requested from any other Stockholders.

In accordance with Rule 14c-2 of the Exchange Act, the termination of the Stockholders Agreement described herein will become effective no earlier than the 40th calendar day after the Notice of Internet Availability of Information Statement is first made available to holders of our Common Stock on November 4, 2024. The Notice of Internet Availability of Information Statement is being distributed and made available on or about November 4, 2024, to holders of record of the Company’s Common Stock as of the Record Date for the stockholder vote to terminate the Stockholders Agreement.

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The full text of the Information Statement will also be made available on our website at https://www.BOXABL.com/sec-info-statements/. If you want to receive an electronic copy of the Information Statement via e-mail, you must request one. You may request a copy by mailing the Company at BOXABL Inc., Attention: Investor Relations Manager, 5345 E. N. Belt Road, North Las Vegas, NV 89115, by calling 1 (702) 500-9000, or by e-mail to invest@BOXABL.com. The entire cost of furnishing the Information Statement will be borne by the Company.

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first made available to you on or about November 4, 2024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE TERMINATION OF THE STOCKHOLDERS AGREEMENT, THE ACTION IDENTIFIED IN THE ABOVE NOTICE.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT HTTPS://WWW.BOXABL.COM/SEC-INFO-STATEMENTS/.

By Order of the Board of Directors

/s/ Paolo Tiramani
Paolo Tiramani
CEO

North Las Vegas, Nevada

November 4, 2024

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BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

INFORMATION STATEMENT PURSUANT

TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED

THEREUNDER

INTRODUCTORY STATEMENT

BOXABL Inc. (“BOXABL” or the “Company”) is a Nevada corporation with principal executive offices located at 5345 E. N. Belt Road, North Las Vegas, Nevada 89115. The telephone number is (702) 500-9000. On or about November 1, 2024, the Company’s Board of Directors (the “Board”) after careful consideration, unanimously deemed it advisable and in the best interests of the Company to approve terminating the Company’s Fifth Amended and Restated Stockholders Agreement (the “Stockholders Agreement”).

This Information Statement is being sent to holders of record of the Company’s Common Stock on November 1, 2024, (the “Record Date”) to notify them that, on the Record Date, Paolo Tiramani, Galiano Tiramani, the Paolo Tiramani 2020 Family Gift Trust, and the Galiano Tiramani 2020 Family Gift Trust, who together own more than 60% of the Company’s voting power (the “Consenting Stockholders”), voted by written consent on November 1, 2024 (the “Written Consent”) to terminate the Stockholders Agreement.

The Written Consent constitutes the only Stockholder approval required to terminate the Stockholders Agreement under the NRS, the Company’s Sixth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Company’s Bylaws (the “Bylaws”), and the Stockholders Agreement. The Board is not soliciting your proxy or consent in connection with the termination of the Stockholders Agreement, and no proxies or other consents have been or will be requested from any other stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Copies of this Information Statement are expected to be made available on or about November 4, 2024, to the holders of record on the Record Date of our outstanding Common Stock. This Information Statement is being delivered only to inform you of the termination of the Stockholders Agreement described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

CONSENTING STOCKHOLDER VOTES RECEIVED

The Written Consent constitutes the only Stockholder approval required to terminate the Stockholders Agreement under the NRS, the Company’s Articles of Incorporation, the Bylaws, and the Stockholders Agreement. The Board is not soliciting your proxy or consent in connection with the termination of the Stockholders Agreement, and no proxies or other consents have been or will be requested from any other stockholders.

Pursuant to the Company’s Articles of Incorporation, holders of the Company’s Common Stock are entitled to one vote per share of Common Stock.

NRS 78.320(2) and Article II, Section 2.11 of the Bylaws provide that Stockholders of the Company may act by written consent without a meeting and without prior notice if a consent or consents in writing, setting forth the actions to be taken, are signed by Stockholders holding at least a majority of the voting power or such greater proportion of voting power required for such action at a meeting.

The Consenting Stockholders signed the Written Consent for the termination of the Stockholders Agreement on November 1, 2024.

As of the close of business on the Record Date, the Company had 3,000,000,000 issued and outstanding shares of Common Stock excluding any shares that may be issued under currently issued and outstanding options, restricted stock units, warrants, or under the Amended and Restated Stock Incentive Plan.

As of the close of business on the Record Date, the Consenting Stockholders together owned 2,993,145,400 shares of the Company’s Common Stock and representing approximately 99.8% of the voting power of the voting securities of the Company.

Receipt of the Written Consents from the Consenting Stockholders on November 1, 2024, representing 2,993,145,400 votes, constitutes more than 60% of the voting power of the outstanding shares of Common Stock of the Company as required by Section 2.02 of the Stockholders Agreement.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Except as otherwise disclosed in this Information Statement, no officer, director or director nominee of the Company has any substantial interest in the matters acted upon, other than his role as an officer, director or stockholder of the Company. No director of the Company informed the Company that such director opposed any of the actions as set forth in this Information Statement.

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ITEM 1

TERMINATION OF BOXABL INC.

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

The Board has deemed it advisable and in the best interests of the Company, and the Consenting Stockholders have voted by written consent, to terminate the Stockholders Agreement. By terminating the Stockholders Agreement, among other matters, the Company will eliminate the requirement for stockholder approval for certain actions that traditionally may be undertaken solely by the Board of Directors or a committee of the Board of Directors, or by management, which places the authority and responsibility for oversight and management of the Company on the Board. Further, the Board expects the Company’s management and employees to have more time to devote to the Company’s business by relieving them from the burden of overseeing the transfer restrictions, including approval of such transfers, imposed by the Stockholders Agreement.

Except as described below, the Board does not expect the termination of the Stockholders Agreement to affect holders of the Company’s Common Stock or Preferred Stock, because the Consenting Stockholders will continue to hold approximately 99.8% of the Company’s voting power.

Changes to the Consenting Stockholders’ Ability to Designate or Remove Directors

Except to the extent that the Consenting Stockholders can undertake such actions because they hold approximately 99.8% of the Company’s voting power, the Consenting Stockholders:

1.	Will no longer have the right to designate one director each (for a total of two directors) plus a third director mutually agreed upon by the Consenting Stockholders. Furthermore, any stockholder owning at least 15% of the Company’s Common Stock will no longer have the right to designate a director.
2.	Will not have the sole discretion to increase or decrease the number of directors on the Board except to the extent they have such power through their voting Common Stock.
3.	Will no longer be contractually bound to vote their shares in favor of the Board candidate(s) designated by the other Consenting Stockholders.
4.	Will no longer be able to remove a designated director from the Board, with or without case, at any time, and will no longer be contractually bound to vote their shares to remove a designated director, and will no longer be contractually prohibited from seeking the remove of any director designated by a Consenting Stockholder.

Elimination of Stockholder Consent for Certain Corporate Actions

By terminating the Stockholders Agreement, the following corporate actions will no longer require stockholder approval unless such approval is required by the Nevada Revised Statutes, the Articles of Incorporation or the Bylaws:

1.	Amend, modify, restate or waive any provisions of the Articles of Incorporation or Bylaws.
2.	Make a material change to the nature of the business, or enter into any business other than the design and manufacture of construction technology.
3.	Repurchase, redeem or otherwise acquire shares of the Company’s Common Stock or Preferred Stock (together, the “Capital Stock”) from any person (other than in connection with equity grants or awards; any acquisition by the Company of stock, assets, properties or business of any person; merger, consolidation or other business combination involving the Company; recapitalization (share split, share dividend); or shares, warrants or similar rights to purchase the Company’s securities issued to lenders or institutional investors in an arm’s length transaction providing debt financing to the Company).
4.	Engage in a transaction, or series of transactions, involving the purchase, lease, license, exchange, or other acquisition (including by merger, consolidation, acquisition of securities or assets) by the Company of any assets and/or equity interests of any person other than in the ordinary course for business.
5.	Establish a subsidiary or enter into any joint venture or similar business arrangement; and Paolo Tiramani and Galiano Tiramani will no longer automatically have the same roles in the subsidiary’s management as they have with the Company.
6.	Initiate or consummate an Initial Public Offering or make a public offering and sale of Capital Stock or any other securities.
7.	Wind up, dissolve, liquidate, or terminate the Company or initiate a bankruptcy proceeding involving the Company.

To the extent the Consenting Stockholders continue to hold at least 50% of the Company’s voting power, their ability to effectuate such corporate actions will remain the same if and to the extent such vote would otherwise be required by the Nevada Revised Statutes, the Articles of Incorporation or the Bylaws.

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Removal of Transfer Restrictions for Holders of the Company’s Common Stock and Non-Voting Preferred Stock

Upon termination of the Stockholders Agreement, holders of the Company’s Common Stock and Preferred Stock will no longer have to obtain prior written consent of the Board to transfer their shares. Accordingly, the transferee purchasing or receiving such shares will no longer be required to become a party to the Stockholders Agreement as a condition to completion of such a sale.

Nevertheless, transfers of the Company’s shares will continue to be subject to the requirements of federal and state securities laws governing secondary sales, which may result in restrictions on the timing, or limitations on the number, of shares eligible for resale.

Elimination of Company’s Right of First Refusal

Under the Stockholders Agreement, in the event a stockholder of the Company, other than Paolo Tiramani and Galiano Tiramani, receives an offer from a third-party to purchase all or any portion of the stockholder’s shares, that stockholder must first offer to sell their share to the Company, and then to the Consenting Stockholders upon the same terms. Once terminated, such holders of the Company’s Common Stock and Non-Voting Preferred Stock will no longer be required to first offer their shares to the Company or the Consenting Stockholders upon receiving an offer from a third party.

Elimination of Company’s Drag-Along Provision

Under the Stockholders Agreement, in the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions. Once terminated, neither the Consenting Stockholders, nor any other group of stockholders who intend to sell more than 50% of the Company’s total outstanding shares to a third party, will be able to force other holders of the Company’s Common Stock and Non-Voting Preferred Stock to sell their shares on the same terms and conditions.

Forum Selection Provision

Terminating the Stockholders Agreement will also eliminate the requirement that holders of the Company’s Common Stock and Non-Voting Preferred Stock bring any suit or action based on contract or tort, or otherwise to enforce any provision of the Stockholders Agreement, in the Eight Judicial District Court of Clark County, Nevada, or another state district court or federal court in the State of Nevada in the event the Eight Judicial District Court lacks jurisdiction.

Forum Selection Provision in the Articles of Incorporation

However, the Company’s stockholders will remain subject to the forum selection provision in Article XII of the Articles of Incorporation, which requires that claims brought against the Company involving actions, suits or proceedings, whether civil, administrative or investigative:

●	brought in the name or right of the Corporation or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the company to the company or the company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Nevada Revised Statutes or any provision of the Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine;

to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

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Forum Selection Provision in the Subscription Agreement Used in the Company’s Offerings of Securities

Furthermore, any holders of Common Stock or Non-Voting Preferred Stock may continue to be subject to the forum selection provision included in the Company’s subscription agreement used in connection with its offerings of securities. Under the terms of the subscription agreement, any claims against the Company are required to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the subscription agreement. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Nevertheless, the holders of Common Stock or Non-Voting Preferred Stock will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The Stockholders Agreement also provides that holders of the Company’s Common Stock or Non-Voting Preferred Stock waive the right to a jury trial of any claim they may have against us arising out of or relating to the Stockholders Agreement, including any claim under federal securities laws. Once terminated, our stockholders will no longer be bound by this provision.

Jury Trial Waiver in the Subscription Agreement Used in the Company’s Offerings of Securities

However, investors who purchased the Company’s Common Stock or Non-Voting Preferred Stock through one of the Company’s securities offerings will remain subject to the jury trial waiver in the Company’s subscription agreement. The subscription agreement that investors were required to execute in connection with the Company’s offerings of securities provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company were to oppose a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Spousal Consent

Under the terms of the Stockholders Agreement, purchasers of the Company’s shares are required to provide a spousal consent such that, in the event of dissolution of marriage or death of the investor with the spouse inheriting the Company’s shares, the spouse agrees to be bound by the terms of the Stockholders Agreement. Once the Stockholders Agreement has been terminated, holders of the Company’s Common Stock and Non-Voting Preferred Stock and their spouses will no longer be subject to the spousal consent requirement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table displays, as of September 30, 2024, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 5% of any class of our capital stock entitled to vote, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 5% of any class of our capital stock entitled to vote:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Paolo Tiramani(1)	2,213,755,800 shares of Common Stock (2)	-	73.7919%
Common Stock	Galiano Tiramani(1)	779,389,600 shares of Common Stock (3)(4)	-	25.9797%
Common Stock	Officers and Directors as a Group	2,993,145,400 shares of Common Stock (5)	-	99.7715%

(1) C/O BOXABL INC., 5345 E. No. Belt Rd., North Las Vegas, NV, 89115.

(2) Includes 1,087,800,000 shares of Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust.

(3) Includes 397,800,000 shares of Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust and 2,500,000 shares of Common Stock owned by the Dechomai Asset Trust.

(4) Includes 5,633,800 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5) Does not include 57,143 shares of Common Stock underlying Restricted Stock Units that vested for each of the five new directors on July 1, 2023, amounting to a total of 285,715 shares of Common Stock. Because the underlying shares are not issuable until the happened of certain corporate events outside the control of the recipients of the RSUs, they have not been including in the above table.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation, our Bylaws and our Stockholders Agreement. For a complete description of our capital stock, you should refer to our Articles of Incorporation, included as Appendix A to this Information Statement, our Bylaws, which are available as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended June 30, 2024, available at www.sec.gov, and our Stockholders Agreement, included as Appendix B to this Information Statement, and applicable provisions of the Nevada Revised Statutes.

As of October 18, 2024, our authorized capital stock consists of 32,200,000,000 shares. Of that amount, 17,800,000,000 shares are designated as Common Stock, $0.00001 par value per share, with 3,000,000,000 outstanding as of October 18, 2024. 14,400,000,000 shares are designated as Non-Voting Preferred Stock, $0.00001 par value per share, and as of October 18, 2024:

●	250,000,000 are designated as Non-Voting Series A Preferred Stock, and 194,422,511 shares are outstanding;
●	1,100,000,000 are designated as Non-Voting Series A-1 Preferred Stock, and 850,604,647 shares are outstanding;
●	2,050,000,000 are designated as Non-Voting Series A-2 Preferred Stock, and 174,159,888 shares are outstanding;
●	8,750,000,000 are designated as Non-Voting Series A-3 Preferred Stock, and 24,518,066 shares are outstanding; and
●	2,250,000,000 authorized shares of Preferred Stock that remain unclassified.

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Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock

Voting Rights

Holders of Non-Voting Series A, Non-Voting Series A-1, Non-Voting Series A-2, and Non-Voting Series A-3 Preferred Stock (together, the “Preferred Stock”) will have no voting rights on matters put to the stockholders for a vote.

Dividends

Other than dividends on shares of the Company’s Common Stock payable in shares of Common Stock, the holders of the then outstanding Preferred Stock shall first receive, or simultaneously receive, a dividend in an amount equal to the dividend payable to holders of our Common Stock.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Non-Voting Series A, Non-Voting Series A-1, Non-Voting Series A-2, and Non-Voting Series A-3 Preferred Stock together, and then to the holders of Common Stock. The Non-Voting Series A Preferred Stock includes a preferred liquidation preference in an amount equal to $0.017 per share held (the “Preferred Payment” following the 10-for-1 forward split). This Preferred Payment represents a bonus to those holders, as they paid the equivalent of $0.014 per share and are eligible for a Preferred Payment of $0.017 per share. The Preferred Payment for the Non-Voting Series A-1 Preferred Stock is $0.079 per share. The Preferred Payment for the Non-Voting Series A-2 Preferred Stock is $0.80 per share, which is equal to the per share price in the Company’s Regulation A offering. The Preferred Payment for the Non-Voting Series A-3 Preferred Stock is $0.80 per share, which is the Series A-3 Original Issue Price as defined in Article 4.B.2. of our Articles of Incorporation. Investors who received their shares of Non-Voting Series A-1 Preferred Stock in the Company’s offering under Regulation Crowdfunding at $0.071 per share will have the same Preferred Payment of $0.079 per share, representing a bonus to those holders as well.

If there are insufficient assets for the Preferred Payment, then the holders of the Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock will receive their pro rata share of available assets upon liquidation of the Company. By way of example, if in the event of liquidation the Company were only to have distributable assets of $0.50 for every dollar invested by the preferred stockholders, each holder of Non-Voting Series A Preferred Stock would receive $0.0085 per share held, the Non-Voting Series A-1 Preferred Stock holders would receive $0.0395 per share held, the Non-Voting Series A-2 Preferred Stock holders would receive $0.40 per share held, the Non-Voting Series A-3 Preferred Stock holders would receive $0.40 per share held and the holders of Common Stock would receive nothing.

Conversion Rights

All series of Preferred Stock convert into Common Stock upon the Board taking such action as required by the Articles of Incorporation, including the supermajority approval by the Company’s controlling stockholder under the terms of the Stockholders Agreement, (i) upon the occurrence of a firm underwriting registered offering (an “IPO”) or (ii) upon the Company offering of its Common Stock in an exempt offering in reliance on Regulation A.

Rights and Preferences

Holders of the Company’s Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock.

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Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the Stockholders and written actions in lieu of meetings, including the election of directors. There is no cumulative voting.

Dividends

The dividend rights of holders of our Common Stock are subject to, and qualified by, the dividend rights of our Preferred Stock.

Right to Receive Liquidation Distributions

Subject to any rights of the holders of the Non-Voting Preferred Stock, in any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of Common Stock on a pro-rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the Company’s Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Common Stock.

Articles of Incorporation – Forum Selection Provision

Our Articles of Incorporation includes a forum selection provision that requires any claims against us by stockholders, with limited exceptions:

●	brought in the name or right of the Corporation or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the company to the company or the company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	interpret, apply, enforce or determine the validity of the Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

Stockholders Agreement

The following summary is qualified in its entirety by the terms and conditions of the Stockholders Agreement, which is available as Appendix B to this Information Statement. Certain provisions described below may have the effect of delaying, deferring or preventing a change in control of the Company.

As discussed above, the Board has approved, and the Consenting Stockholders voted, to terminate the Stockholders Agreement. The termination will become effective on December 14, 2024, or approximately forty (40) calendar days after the Company files its Definitive Information Statement on Schedule 14C. Upon termination, the following provisions will no longer be binding on the Company or any of its stockholders, including the Consenting Stockholders. For a discussion regarding how the termination of the Stockholders Agreement will impact the Company and its stockholders, please see “Item 1,” above.

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Directors and Management of the Company

Under the Stockholders Agreement, each of Paolo Tiramani (“Paolo”) and Galiano Tiramani (Galiano”) have the sole right to appoint one director, as well as jointly appoint a third director. Additionally, Paolo and Galiano have sole discretion whether to increase or decrease the number of directors on the Board. In the event Paolo and Galiano decide it is in the Company’s best interest to increase the size of the Board, then the new director(s) shall be voted upon and elected by a majority of the stockholders at the next annual meeting. No other stockholder currently has any right to appoint directors to the Company’s board of directors. Moreover, only holders of the Company’s Common Stock have the right to vote their shares, including in an election of the directors as described above. This means that investors will have no control over the management of the Company, or policy setting role of the board of directors. Instead, investors must rely on the efforts of Paolo Tiramani and Galiano Tiramani.

Under the Stockholders Agreement, in the event of a transfer of more than 50% of the Common Stock held by Paolo or Galiano to more than one Permitted Transferees (defined as an affiliate, family member or trust of Paolo or Galiano), then Paolo or Galiano (as applicable) may, but are not required to, assign their right to designate directors to the Permitted Transferees or terminate his portion of such director designation rights. If either Paolo or Galiano no longer own any shares of Common Stock, then such director designation rights shall automatically cease.

Director Designation Rights by 15% Stockholders

In the event a stockholder, other than Paolo or Galiano, acquires 15% or more of the Company’s then-outstanding shares of Common Stock (the “Designating Stockholder”), the Board shall expand by one (1) seat and the Designating Stockholder shall have the right to designate the new director. Once the Designating Stockholder no longer owns at least 15% of the outstanding shares of Common Stock, the right to designate and director shall cease, the term of the director designated by the Designating Stockholder shall expire, and the remaining directors shall decrease the size of the Board to eliminate the vacant seat.

Voting Agreements

Each stockholder holding shares of Common Stock agrees to vote all shares under the stockholder’s control to elect to the Board any individual designated by Paolo, Galiano or a Designating Stockholder (defined above as any holder or 15% or more of the Company’s then-outstanding Common Stock).

Each of Paolo, Galiano and any Designating Stockholder have the right at any time to remove, with or without cause, any director designated by them for election to the Board, and each shall vote all shares of Common Stock owned by Paolo, Galiano and any Designating Stockholder to remove from the Board any individual designated by Paolo, Galiano or any Designating Stockholder. Unless Paolo, Galiano or a Designating Stockholder consent in writing, no other stockholder shall take any action to cause the removal of any directors designated by them.

Protective Provisions

The Stockholders Agreement requires supermajority approval, defined as 60% of the Company’s voting power held by the holders of the Company’s Common Stock entitled to vote, in order for the Company to undertake specified actions, including, but not limited to, amending the Articles of Incorporation or Bylaws; making a material change to the nature of the Company’s business or entering into any business other than the design and manufacture of construction technology; repurchasing, redeeming or otherwise repurchasing the Company’s securities (including but not limited to equity awards or grants made under equity-based plans or other compensation agreements or the exercise of such awards and grants, business combination, or recapitalization); effectuate a transaction involving the purchase, lease, license, exchange, or other acquisition of any assets or equity interests other than in the ordinary course of business; establish a subsidiary or enter into any joint venture or similar business arrangement; initiate or consummate an IPO or public offering and sale of the Company’s securities; or wind up, dissolve, liquidate, or terminate the Company, including initiation of bankruptcy proceedings.

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Potential Conflicts of Interest

As described above, the Stockholders Agreement has provisions that have the potential to allow Paolo Tiramani, the Company’s CEO, and Galiano Tiramani, the Company’s Chief Marketing Officer, to exert significant influence over the Company, its Board of Directors and certain material events including change of control events. In addition to having the authority to appoint one Board member each, Messrs. Tiramani may appoint a third board member jointly. At this time, however, the current number of Board members is seven, and five of those members are independent. See our current Board membership in “Directors, Executive Officers and Significant Employees” in the Definitive Information Statement on Schedule 14C filed September 9, 2024 (Commission File No. 000-56579) at www.sec.gov.

Additionally, the Stockholders Agreement includes an agreement under which holders of Common Stock agree to vote all shares under their control to elect to the Board any individual designated by Messrs. Tiramani or a Designating Stockholder (as defined therein). Further, as disclosed in “Security Ownership of Certain Beneficial Owners and Management,” Messrs. Tiramani collectively control approximately 99.8% of the Company’s voting power through their ownership of Common Stock. See our Current Report on Form 8-K filed October 18, 2024 (Commission File No. 000-56579) at www.sec.gov for the full text of the Stockholders Agreement.

With respect to Messrs. Tiramani’s control over certain corporate events, the Stockholders Agreement provides for stockholder approval by holders of Common Stock representing 60% or more of the voting power. Those protective provisions concern control over the Company, such as engaging in a merger or other business combination, undertaking an initial public offering (an IPO), or amending the Company’s Articles of Incorporation or Bylaws.

Restriction on Transfer

Other than shares of the Company’s Common Stock and Preferred Stock purchased by a stockholder in an offering made in reliance on Regulation A, Tier 2, of the Securities Act, or acquired under the Company’s Amended Stock Incentive Plan, holders of the Common Stock and Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock are restricted from transferring their shares acquired, except under limited circumstances following approval of the Board of Directors of the Company. The purpose of this provision is to grant a measure of control to the Board of Director to ensure that any transfer does not result in ownership interests by competitors of the Company, or would create significant burdens or obligations for the Company to comply with federal or state laws. For any transfer approved by the Board of Directors, the transferee will be required to become party to the Stockholders Agreement as well.

Right of First Refusal

In the event a stockholder of the Company, other than Paolo Tiramani and Galiano Tiramani, receives an offer to from a third-party purchaser to sell all or any portion of their shares, that stockholder must first offer to sell their shares to the Company, and then to Paolo Tiramani or Galiano Tiramani upon the same terms.

Release of Obligations Upon Transfer

As the Stockholders Agreement applies to senior management of the Company as well as investors in this offering, it includes obligations that may not be applicable to all investors because of their circumstances. For instance, the Stockholders Agreement includes a requirement to maintain the confidentiality of non-public information about the Company. However, an investor who does not serve the Company in the capacity of an employee, executive officer or director would likely only have access to public information, and never encounter an instance in which the investor would incur any liability to the Company for sharing of such information. Other provisions, like the representation about the capacity or authority to enter into the Stockholders Agreement, if breached by the investor, may require corrective actions to be taken, which create liability to the Company by the investor. Further, as noted above, the Stockholders Agreement includes certain restrictions on transfer which must be complied with, otherwise corrective actions would need to be taken, creating a liability to the Company by the investor.

That said, investors will only be subject to the provisions of the Stockholders Agreement while holding the shares of the Company. Should an investor transfer of all the shares held by the investor, in compliance with the Stockholders Agreement, the investor will have no further obligations under the Stockholders Agreement and not be liable to the Company for any action that may be considered a breach of the Stockholders Agreement.

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Drag-Along Provision

In the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions.

Termination of Stockholders Agreement

The Stockholders Agreement will terminate upon the earliest of (1) the consummation of an IPO pursuant to an effective registration statement; (2) a merger or business combination resulting in the Company being traded on a national securities exchange; (3) the date that there are no holders of the Company’s equity securities; (4) dissolution or winding up of the Company; or (5) the agreement of at least 60% of the issued and outstanding Voting Shares, acting together and by written instrument.

Forum Selection Provision

The Stockholders Agreement requires that any suit or action based on contract or tort, or otherwise to enforce any provision of the Stockholders Agreement be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Judicial District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits that may be brought to enforce contractual rights and obligations under the Stockholders Agreement and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The Stockholders Agreement also provides that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the Stockholders Agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Spousal Consent

The Company requires that a married investor provide a spousal consent pursuant to the Stockholders Agreement. Furthermore, certain married investors will be required to confirm the consent of their spouse pursuant to the Stockholders Agreement. Married investors in “community property states” (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin) are required to confirm the consent of their spouse to purchase the Company’s securities. A spousal consent is important to the Company because in the event of dissolution of a marriage, or death of the investor with the spouse inheriting the securities in this Offering, the spouse taking possession of the shares will be bound by the terms of the Stockholders Agreement, providing certainty to the Company for the enforcement of the agreement. The Company requires that the spousal consent be provided to the Company within 15 days of confirmation of an investment in the Company. While non-receipt of a spousal consent may result in equitable remedies pursuant to the Stockholders Agreement, it is not a condition of the investment or being a stockholder of the Company. This means that investors whose shares are transferred by reason of dissolution of marriage or death of the investor may be in breach of the Stockholders Agreement if no spousal consent was provided to the Company.

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Voting Trust in Frontfundr Offering in Canada

The Company is currently conducting an offering of our Non-Voting Series A-2 Preferred Stock into specific Canadian provinces through Frontfundr.com, which is exclusive to Canadian residents. In that offering, all sales are made through FrontFundr Financial Services Inc. (“FrontFundr”), which is registered as an exempt market dealer in British Columbia, Alberta, Ontario, Manitoba, New Brunswick, Nova Scotia, Saskatchewan and Quebec, and the Company has complied with prospectus exemption requirements. That offering is strictly limited to residents of those specific Canadian provinces, which is confirmed by FrontFundr. Canadian residents who participate in this offering must become party to a voting trust in which they grant any voting rights associated with their shares of Non-Voting Series A-2 Preferred Stock to Galiano Tiramani as Voting Trustee. The voting trust automatically terminates (i) twenty-one (21) years from the date of the agreement; (ii) upon dissolution or bankruptcy of the Company; (iii) upon completion of a public offering of shares (an “IPO”); or (iv) upon the written consent of the Voting Trustee and the Company.

RECENT UNREGISTERED SALES OF SECURITIES

Since August 19, 2021, the Company has engaged in the following offerings of securities:

●	From November 17, 2020, through April 1, 2022, the Company sold Convertible Promissory Notes to accredited investors under Rule 506(c) of Regulation D for a total of $44,852K. On April 1, 2022, the Convertible Promissory Notes converted into 779,484K shares of Non-Voting Series A-1 Preferred Stock*.

●	From May 3, 2021, through November 13, 2021, the Company sold 68,097K shares of Non-Voting Series A-1 Preferred Stock and the underlying shares of Common Stock into which they convert under Regulation Crowdfunding for a total of $4,835K. Commission File No. 020-28025.

●	On March 31, 2022, the Company commenced a Regulation A offering in which it sold Non-Voting Series A Preferred Stock*, Non-Voting Series A-1 Preferred Stock, Non-Voting Series A-2 Preferred Stock* and the underlying shares of Common Stock into which they convert. The Regulation A offering also included selling securityholders selling Common Stock. The offering terminated on January 12, 2023, by which time the Company had sold 5,914K shares of Non-Voting Series A Preferred Stock for a total of $83K; 742K shares of Non-Voting Series A-1 Preferred Stock for a total of $59K; 81,064K shares of Non-Voting Series A-2 Preferred Stock for a total of $64,850K; and the selling securityholders sold 12,488K shares of Common Stock for a total of $9,991K. Commission File No. 024-11419.

●	From August 25, 2022 through February 20, 2023, the Company sold 5,914K shares of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert for a total of $4,731K in reliance on Regulation Crowdfunding. Commission File No. 020-30797

●	Beginning November 23, 2021, the Company commenced an exempt offering of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. The Company closed the offering August 31, 2023, having sold 45,011K shares for gross proceeds of $33,837K.

●	On June 15, 2023, the Company engaged in a statutory merger with an affiliated corporation, 500 Group, in which the Company exchanged 37,500K shares of Non-Voting Series A-2 Preferred Stock in exchange for 500 Group’s 100 outstanding shares of Common Stock in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

●	Between September 18 and October 9, 2023, the Company conducted an offering of its Series A-2 Preferred Stock in reliance on Regulation Crowdfunding. The Company sold 4,079K shares of Series A-2 Preferred Stock for gross proceeds of approximately $3,263K. Commission File No. 020-32926.

●	Beginning February 17, 2023, the Company commenced a Canadian exclusive offering, through FrontFundr and DealMaker Securities, of its Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. This offering is subject to applicable exemptions under Canadian securities laws and is strictly limited to investors from specific Canadian provinces, which is verified by FrontFundr. As of August 19, 2024, the Company has sold approximately 239K shares for gross proceeds of approximately $191K.

●	Between September 1, 2023, and June 27, 2024, the Company conducted an exempt offering of Non-Voting Series A-3 Preferred Stock* and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D, selling 13,682K shares for gross proceeds of $7,329K.

●	Beginning May 14, 2024, the Company commenced an exempt offering of Non-Voting Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert pursuant to Rule 506(c) of Regulation D. As of August 19, 2024, the Company had sold approximately 5,544K shares for gross proceeds of approximately $3,245K.

●	The Company’s offering of Non-Voting Series A-3 Preferred Stock in reliance on Regulation A was qualified on June 24, 2024. As of August 19, 2024, the Company has sold approximately 8,400K shares for gross proceeds of approximately $6,510K.

* Under the Company’s Articles of Incorporation, when the date and time of conversion is set by the Board of Directors, all classes of Preferred Stock convert into Common Stock (i) upon the Company undertaking a firm underwriting registered offering (an “IPO”) or (ii) upon the Company offering its Common Stock in an exempt offering under Regulation A.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement by mailing the Company at BOXABL Inc., Attention: Investor Relations Team, 5345 E. N. Belt Road, North Las Vegas, NV 89115, by calling 1 (702) 509-9000, or by e-mail to invest@BOXABL.com.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of the Company’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, the Company may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward- looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Offering Statement on Form 1-A (as amended) filed June 6, 2024, and its Supplement to its Form 1-A Offering Statement filed October 18, 2024 (Commission File No. 024-12402), filed with the Securities and Exchange Commission (the “SEC”), available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information including annual and quarterly reports on Form 10-K and 10-Q and current reports on Form 8-K with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The close of business on November 1, 2024 is the record date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, none of the Actions described above will become effective until at least forty (40) calendar days after the Notice of Internet Availability of Information Statement (the “Notice”) is first made available to our Stockholders.

This Information Statement is expected to be made available on or about November 4, 2024 to all Stockholders of record at November 1, 2024.

By Order of the Board of Directors,

/s/ Paolo Tiramani
Paolo Tiramani, CEO

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Appendix A

BOXABL INC.

SIXTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BOXABL INC.

Appendix B

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

Important Notice of Availability of Information Statement

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BOXABL, INC.

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review:

●	BOXABL Inc. Schedule 14C Information Statement;
●	BOXABL Inc. Sixth Amended and Restated Articles of Incorporation (Appendix A thereto);
●	BOXABL Inc. Fifth Amended and Restated Stockholders Agreement (Appendix B thereto).

This notice provides instructions on how to access BOXABL Inc. materials for informational purposes only.

You may view the materials online at www.BOXABL.com/sec-info-statements/.

You may easily request a paper or e-mail copy (see below).

SEE BELOW FOR INSTRUCTIONS ON HOW TO ACCESS MATERIALS.

How to View Online: Visit: www.BOXABL.com/sec-info-statements/

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.BOXABL.com/ sec -info-statements/
2)	BY TELEPHONE:	1 (702) 500-9000
3)	BY E-MAIL:	invest@BOXABL.com

In order to receive paper or e-mail copies in a timely manner, please submit requests prior to December 5, 2024. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

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THIS NOTICE WILL ENABLE YOU TO ACCESS INFORMATION STATEMENT MATERIALS FOR INFORMATIONAL PURPOSES ONLY

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of the Information Statement is to inform you that on or about November 1, 2024, the Company’s Board of Directors (the “Board”) after careful consideration, unanimously deemed it advisable and in the best interests of the Company to approve terminating the Company’s Fifth Amended and Restated Stockholders Agreement (the “Stockholders Agreement”). Holders of record of the Company’s Common Stock as of November 1, 2024 (the “Record Date”), comprising Paolo Tiramani, the Company’s Chief Executive Officer, Galiano Tiramani, the Company’s Chief Marketing Officer, the Paolo Tiramani 2020 Family Gift Trust, and the Galiano Tiramani 2020 Family Gift Trust, who together own more than 60% of the Company’s voting power (the “Consenting Stockholders”), voted by written consent (the “Written Consent”) on November 1, 2024, to terminate the Stockholders Agreement.

As of the close of business on the Record Date, the Company had 3,000,000,000 issued and outstanding shares of Common Stock, excluding any shares that may be issued under currently issued and outstanding options, restricted stock units, warrants, or under the Amended and Restated Stock Incentive Plan. As of the Record Date, the Consenting Stockholders beneficially owned approximately 99.8% of the Company’s Common Stock.

The Written Consent constitutes the only stockholder approval required to terminate the Stockholders Agreement. The Board is not soliciting your proxy or consent in connection with the election of directors or the above corporate actions, and no proxies or other consents have been or will be requested from any other Stockholders.

In accordance with Rule 14c-2 of the Exchange Act, the termination of the Stockholders Agreement described herein will become effective no earlier than the 40th calendar date after the Notice of Internet Availability of Information Statement is first made available to holders of our Common Stock. The Notice of Internet Availability of Information Statement is being distributed and made available on or about November 4, 2024, to shareholders of record as of November 1, 2024.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement.

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